EXHIBIT 10.20
                                  -------------

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of September 1, 1999, between McGlen Micro Inc., a California corporation (the "Company") and and ROBERT STANLEY BROWN, an individual ("Executive"), with reference to the following.

                                    RECITALS
                                    --------

         A. The Company is in the business of selling computer components and accessories via Internet.

         B. Executive is  experienced   in the  marketing,  sales and  strategic
planning and development of start-up and emerging growth companies in the e-commerce and computer industry.

         C. The Company desires to employ Executive as the Chief Marketing Officer and Executive desires to accept such employment subject to the terms and conditions set forth in this Agreement.


                                    AGREEMENT
                                    ---------

         NOW  THEREFORE,   in  consideration  of  the  foregoing  premises,  the
provisions set forth below, and other good and valuable consideration, the parties agree as follows.

         1. Employment. The Company hereby employs Executive as the Company's Chief Marketing Officer ("CMO"), and Executive hereby accepts such employment, for the term and subject to the provisions set forth below. Pursuant to the Agreement and Plan of Merger dated April 28, 1999, Adrenalin Interactive, Inc., a publicly held Delaware company ("ADRN") shall acquire the Company in a stock swap merger transaction (the "Merger"). The Company and its Principal Shareholders agree to cause ADRN to assume this Agreement upon completion of the Merger, and all stock options granted or vested shall continue in accordance with Section 6 of this Agreement.

         2. Term. Unless sooner terminated as set forth below, this Agreement shall remain in force until December 31, 2002. The actual period of time that Executive remains in the employ of the Company pursuant to this Agreement is referred to herein as the "Employment Period."

         3. Duties. Executive shall be employed as the Chief Marketing Officer of the Company and shall hold such other offices or positions with the Company as may requested by the Company from time to time. Executive shall devote his full time and efforts to the performance of Executive's duties hereunder and work exclusively for the Company unless otherwise requested by the Company. Executive shall use his best efforts to manage the Company's marketing and sales



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business and affairs for the maximum benefit of the Company.  In addition to the normal duties associated with the position of CMO of companies of similar size, Executive shall have the duties of preparing and planning marketing strategy, increasing sales volume and the following specific duties, which he shall at all times faithfully, honestly, industriously and to the best of his ability perform.

                  (a)      Traditional Duties.
                           ------------------

                           (i) Direct assistance and oversight of all aspects of
the Company's marketing and sales practices and requirements, including inventory control, customer orders, customer service, internal control, invoicing, purchasing and borrowing compliance and reporting requirements. The duties shall include supervising sales and marketing staff, taking a hands-on approach to ensure that work in each of the aforementioned areas is performed efficiently and at a high standard and focusing on identifying and implementing internal sales and marketing control policies and procedures to ensure that customer sales and vendor purchases are recorded timely, accurately and in compliance with authorized contract terms.

                           (ii) Assist in the preparation  and continued  update
and maintenance of a strategic business plan for the Company, which incorporates sales and marketing strategies, budgets, financial forecasts, marketing plans into the business plan.

                           (iii) Make  professional  recommendations  concerning
operating, sales, marketing, and financial performance targets.

                           (iv) Maintain primary relationships with vendors, and
customers.

                           (v) Maintain  familiarity  with all of the  Company's
sales, marketing, and financial compliance requirements, as may be revised from time to time.

                           (vi) Act as the  spokesman  for the Company on sales,
marketing, and advertising issues. Effectively present the historical results, current status and future financial outlook to the Company's shareholders, the investment community, industry participants and other key customers and vendors.

                           (v)  Oversee  the  Company's  sales,  marketing,  and
purchasing staff. Direct the preparation of supporting information to expedite the timing and minimize the cost of the purchasing.

                           (vi) Meet regularly with the executive management and
the Board of Directors. Communicate clearly and effectively on all sales and marketing matters concerning the Company.





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                  (b)      Additional Duties.
                           -----------------

                           The  Company  and  Executive   acknowledge  that  the
Company currently has a limited number of customers and limited number of suppliers. The duties of Executive to internally organize the sales and marketing staff may not require Executive's full time, every day. Executive shall therefore also assist the Company as operations officer. As such, Executive will be expected to play a large role in the day to day operation of the Company, and assist in the following areas.

                           (i) Assist in the management,  supervision,  training
and review of the Company's marketing and sales personnel.

                           (ii)  Assist the  Company's  President  or CEO in the
preparation and periodic review and update of the Company procedures and policies.

                           (iii)  Assist  the  Company's  President  or CEO with
shareholder relations matters.

                           (iv)  Deal  with   suppliers  and  customers  of  the
Company, as needed.

                           (v) Assist the  Company in the  capital  raising  and
securities registration process and interact with accountants and attorneys as may be requested by the Company from time to time.

                           (vi)  Follow the  instructions  and  orders  given by
Executive's superiors, including, without limitation, the Board of Directors, President, Executive Vice-President, Chief Executive Officer and Chief Operating Officer.

         4.       Compensation.
                  -------------

                  (a) Base Salary. The Company shall pay Executive a annual base salary of $155,000 (the "Base Salary") during the Employment Period.

                  (b) Vacation. Executive shall be entitled to three weeks paid vacation per year in addition to all holidays as set forth in the Company's policy. Executive shall not be entitled to accrue vacation or cause the Company to repurchase unused vacation days.

                  (c) Medical Insurance. The Company shall provide Executive and Executive's spouse and children with medical insurance consistent with the insurance benefits provided to other executives of the Company. At the Company's election, the Company may reimburse Executive for the cost of such insurance obtained by Executive.

                  (d) Expenses. Executive shall be entitled to reasonable reimbursement during the Employment Period for travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the Company's policy as may be set forth from time to time.



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         5. Performance-Based Bonus. As additional  compensation,  Executive may receive an annual bonus (the "Bonus") as may be determined by the Board of Directors from time to time for each fiscal year based on the Executive's performance.

         6. Stock Option Plan. In accordance with the Company's 1999 Stock Option Plan (the "Plan") and the specific authorization of the Board of Directors, the Company hereby grants Executive, subject to all of the terms of the Plan and this Agreement, an option to purchase up to 1,010,000 shares of the Company's common stock (the "Option"). In the case of any conflict between the Plan and this Agreement, this Agreement shall control. The Option shall vest in increments as follows:

                           a. The  option  to  purchase  100,000  shares  of the
Company's common stock shall vest on the effective closing date of the Merger, if any, exercisable at $1.00 per share.

                           b.  The  option  to  purchase  50,000  shares  of the
Company's common stock shall vest on the 180th day after the effective closing date of the Merger, if any, at an exercise price of $1.00 per share.

                           c.  The  option  to  purchase  50,000  shares  of the
Company's common stock shall vest on the first anniversary date of the effective closing date of the Merger, if any, at an exercise price of $1.00 per share.

                           d.  The  option  to  purchase   270,000   shares  ("A
Options") of the Company's common stock shall vest on December 31, 2000, whereby 100,000 shares of the A Options shall be exercisable at $1.00 per share. The remaining 170,000 shares of the A Options shall be exercisable at the Fair Value (as defined below) on or before December 31, 2000.

                           e.  The  option  to  purchase   270,000   shares  ("B
Options") of the Company's common stock shall vest on December 31, 2001, whereby 100,000 shares of the B Options shall be exercisable at $1.00. The remaining 170,000 shares of the B Options shall be exercisable at the Fair Value (as defined below) on or before December 31, 2001.

                           f.  The  option  to  purchase   270,000   shares  ("C
Options") of the Company's common stock shall vest on December 31, 2002, whereby 100,000 shares of the C Options shall be exercisable at $1.00. The remaining 170,000 shares of the C Options shall be exercisable at the Fair Value (as defined below) on or before December 31, 2002.

                  (a) Fair Value. For purposes of this Agreement, the fair value of a share of Common Stock of the Company is as follows: If market quotations are readily available, a share shall be valued at the average of the closing bid prices of the Common Stock reported on the Composite Tape for securities listed on the Nasdaq Exchange in The Wall Street Journal for the previous 120 trading days that the Common Stock is fully listed on the Nasdaq Exchange from the date on which Executive exercises the vested options; provided, however, that if



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before the end of such  120-day  period (i) any person shall have  acquired,  or publicly disclosed an intention or proposal to acquire (whether by tender offer, exchange offer, or otherwise), beneficial ownership of securities of the Company that would result in such person being thirty-three percent or more beneficial owner, (ii) any person shall have proposed, or publicly announced an intention to propose, a merger, consolidation or similar transaction involving the Company or any of its subsidiaries (other than mergers, reorganizations, consolidations, or dissolutions involving existing subsidiaries of the Company, (iii) the Company shall have publicly disclosed, or publicly announced an intention to
propose,   the  disposition,   by  sale,  lease,   exchange  or  otherwise,   of
substantially all assets of the Company, the 120-day period shall be deemed to have ended prior to the date of the public announcement of any such acquisition, disclosure, proposal or the making of such determination. The 120-Day Period shall mean the period of 120 days, or shorter period used to determine the 120-day average price.

         7.  Termination.   The  Employment  Period  shall  be  immediately  and
automatically terminated upon Executive's death. The Employment Period shall also terminate under the following conditions.

                  (a) Termination for Cause. Notwithstanding anything in this Agreement to the contrary, the Company may terminate Executive's employment hereunder at any time if Executive:

                           (i)  Is  convicted  of,  or  pleads  guilty  or  nolo
contendere to (i) any felony, or (ii) any misdemeanor involving moral turpitude;

                           (ii) Commits fraud or dishonesty  with respect to the
business or affairs of the Company and embezzles or misappropriates any of the Company's funds or assets;

                           (iii)  Is  in  material  breach  of  this  Agreement,
including, without limitation, his insubordination to the Company, the Board of Directors or senior executive officers or interferes with the operations of the business of the Company or its affiliates;

                           (iv)  Fails  or   refuses   to  perform   Executive's
reasonable and customary duties and the duties set forth hereunder for a period of 48 hours after written notice describing the duty or duties which Executive has failed or refused to perform is given to Executive by the Company;

                           (v) In the reasonable opinion of a licensed physician
or psychiatrist retained by the Company, is substantially unable by reason of drug (including alcohol) abuse or addiction, to reasonably and effectively carry out Executive's duties hereunder for any period of time in excess of Executive's accrued vacation time and sick leave during such calendar year, if any;

                           (vi)  Is in  violation  of  any  provisions  of  this
Agreement; provided, however, that if such violation can be cured in a manner that will restore the Company to the position it would have enjoyed in the



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absence of the violation,  Executive shall have a period of 3 days after written notice describing the violation is given to Executive by the Company to completely cure such violation and, if completely cured, this Agreement shall not be subject to termination for such violation;

                           (vii)  Directly  causes the  material  default of the
Company in performing its obligations under contracts with other persons or business entities intentionally and without authorization, provided the Company shall give Executive 30 days written notice prior to termination; or

                           (viii)  Is  grossly   negligent  with  respect  other
discharge of Executive's duties hereunder.



                  Executive agrees to timely submit to reasonable and necessary medical, physical and psychiatric examination from time to time during the Employment Period to enable the Company to determine if Executive is incompetent or subject to any mental or physical illness or incapacity or to drug abuse or addiction, as contemplated above by paragraphs 7(iv).

                  (b) By Permanent Disability. The Term of Employment shall terminate, without liability except as provided in this Section 7b, upon the "Permanent Disability" of Executive. "Permanent Disability" shall mean, with respect to Executive, (i) the suffering of any mental or physical illness, disability or incapacity to the extent that Executive shall be unable to perform his duties or (ii) the absence of Executive from his employment by reason of any mental or physical illness, disability or incapacity for a period of three months during any six-month period; provided, however, in either case, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board of Directors. The termination date in the event of a clause (i) of the immediately preceding sentence, shall be the date of determination by the physician, and in the case of clause (ii) of the immediately preceding sentence, the last day of such three-month period. In the case of Permanent Disability, the Company shall promptly pay to Executive (or his representative) the sum of (A) the unpaid Base Salary to which he is entitled pursuant to Section 4(a) through the termination date and (B) the lump sum amount of any unpaid portion of the Bonuses, if any, to be paid pursuant to Section 5, and all benefits under Executive's Disability Insurance Plan.

                  (c) By The Company Without Cause. The Term may be terminated by the Company without "Cause" and for any reason whatsoever, without advance notice, provided that the Company pays to Executive at the time of termination an amount equal to the sum of nine (9) months Base Salary as severance payment.

                  (d) By Executive. The Term may be terminated by the Executive if Executive is forced to perform majority of his duties outside of the southern California geographic location. Upon such termination, Executive shall not be entitled to any severance pay or any Company stock options not yet vested as of the termination date..

         8. Affirmative Covenants. Executive promises and covenants to the Company as follows.

                  (a) Confidentiality; Trade Secrets. Executive acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Executive agrees that during the Employment Period and thereafter:

                           (i) Executive shall use his best efforts and exercise
utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including, its data, encryptions, source codes, record, compilations of information, processes, programs know-how, improvements, discoveries, marketing plans, strategies, forecasts, unpublished financial statements, budgets, projections, licenses, prices, costs, files, documents, drawings, memoranda, notes, customer lists, supplier lists, marketing strategies, pricing lists, policies or other documents, whether maintained electronically or in any other manner, relating to the business of the Company or its contractors; (all such information is hereinafter called the "Proprietary Information") other than information known to him before, learned from third parties not associated with the Company or in the public domain;

                           (ii)  Executive   shall  not  disclose  any  of  such
Proprietary Information, except as may be required in the ordinary course of performing his duties to the Company or any affiliated companies;

                           (iii)  Executive  shall not use the trade secrets and
confidential and proprietary information of Executive's previous or present employers to carry out his duties and responsibilities under this Agreement or bring on to the Company's premises or any other property owned by the Company any proprietary information of any other entity, in violation of any prior or present employment, or noncompetition or confidentiality agreement.

                  (b) Non-Solicitation of Employees. Executive covenants and agrees that, it shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee or consultant of the Company to leave the employ of the Company for any reason whatsoever or hire any employee or consultant of the Company for a period of five years from the date of this Agreement.

                  (c) Non-Competition. Executive agrees that at all times during the Term and for the period of nine months (9) months after the termination of this Agreement:

                           (i)  Executive  shall  not  serve  in  any  capacity,
directly or indirectly, with or for, any company or entity in direct competition with the Company business models or whose primary business focus is selling computers or computer-related products via the Internet;




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                           (ii) Executive shall not interfere  with,  disrupt or
attempt to disrupt the relationship, contractual or otherwise, between the Company and any contractor or employee of the Company;

                           (iii) Executive shall not directly or indirectly: (A)
employ, intend to employ or otherwise solicit for employment any of the Company's executive officers, department managers at the Company for any business or venture that is in direct competition with the Company, including and without limitation, any business or enterprises which Executive may be a consultant or recruiter; or (B) contact, communicate with, inquire or otherwise solicit any executive officers, director, shareholder, department managers at the Company of the Company to invest in or to purchase, or to offer or subscribe to purchase, any security or general or equity interest in any venture that is competitive with or similar to the business of the Company. As used in this section the terms "employ" and "employment" are used in the broadcast sense to encompass all associations, including without limitation, that of employee, agent, independent contractor, owner, officer, director, shareholder, partner, associate, representative and consultant; and

                           (iv) If the scope of any  restrictions  contained  in
paragraph (i) and (ii) of this Section is too broad to permit enforcement of such restrictions of their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restrictions.

                  (d) Remedies for Breach of Affirmative Covenants of Executive.

                           (i) Subject to the limitations provided by applicable
law, the covenants set forth in this Section 9 shall continue to be binding upon Executive in accordance with their terms, notwithstanding the termination of his employment with Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and Executive. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants in accordance with their terms; and

                           (ii) The  parties  hereby  agree  that any  breach or
threatened breach of Section 9 of this Agreement will cause substantial and irreparable damage to the other in an amount and of a character difficult to ascertain. Accordingly, for their mutual benefit and to prevent any such breach or threatened breach, and in addition to any other relief to which a party may otherwise be entitled, the non-breaching party shall be entitled to immediate temporary, preliminary and permanent injunctive relief through appropriate legal proceedings, without proof that actual damages have been incurred or may be incurred by such a party with respect to such breach or threatened breach. The parties expressly agree that the party seeking this relief shall not be required to post any bond or other security as a condition to obtaining any injunctive relief pursuant to this Section and each of the parties expressly waive any rights to the contrary.



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                  (e)  Litigation.  Executive  agrees  that  during the Term and thereafter as reasonably requested by the Company, Executive shall do all things, including the giving of evidence in suits and other proceedings, which the Company shall deem reasonably necessary or proper to obtain, maintain, defend or assert rights accruing to the Company during the Term and in connection with which Executive has knowledge, information and expertise.

                  (f) Future Cooperation. The parties hereto agree to cooperate with each other without additional compensation from and after the date hereof, to supply any information and to execute documents reasonably required for the purpose of giving effect to this Agreement, or in connection with the consummation of any actions contemplated hereby.

         9. Representations and Warranties of Executive. Executive represents and warrants to the Company that: (i) Executive is under no contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of Executive's duties hereunder or any of the rights of the Company hereunder; and (ii) Executive is under no physical or mental disability that would impair the performance of Executive's duties under this Agreement; and (iii) Executive has reviewed this Agreement with Executive's legal counsel; and (iv) Executive has the education, ability, skillset, experience and all other qualifications necessary to fulfill his duties under this Agreement and as represented to the Company by Executive; and (v) all information on Executive's resume as provided to the Company is true and correct as of the date hereof; and (vi) Executive has discontinued, terminated and no longer operates, owns or controls any other business or entity.

         10. Notices. All notices, requests, demands or other communication (collectively, "Notice") given to any party pursuant to this Agreement shall not be effective unless given in writing and addressed to the parties at their respective addresses as set forth below.

       If to the Company:      McGlen Micro Inc. / Adrenalin Interactive, Inc.
                               3002 Dow Avenue
                               Tustin, California 92780
                               Telephone: (949) 851-8078

       If to Executive:        Robert S. Brown
                               4752 Chamber Avenue
                               La Verne, California 91750
                               Telephone: (909) 593-8169

Notice shall be deemed duly given when delivered personally or by telegram, telex or courier, or, if mailed, 48 hours after deposit in the United States mail, certified mail, postage pre-paid. The addresses of the parties for the purpose of providing Notice pursuant to this paragraph may be changed from time to time by Notice to the other party duly given in the foregoing manner.




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         11.  Governing  Law;  Disputes.  This  Agreement will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute or proceeding concerning this Agreement will be resolved by binding arbitration to be held in Orange County, California. Any party may demand arbitration through written notice sent by certified mail to the other (an "Arbitration Demand"). Within fifteen (15) days after the date that the Arbitration Demand is first mailed, each of the parties will confer to select a mutually acceptable arbitrator from the Judicial Arbitration and Mediation Service ("JAMS"). If the arbitrator so selected is unavailable, the parties will confer to select another arbitrator. If the parties cannot mutually agree to the selection of an arbitrator, or if one party refuses to participate in the selection process, JAMS will appoint an arbitrator. The arbitrator will be governed by the provisions of this Agreement rather than the rules of JAMS.

         If JAMS is unable or unwilling to select an arbitrator, the Presiding Judge of the Orange County Superior Court will select an arbitrator upon the request of either party, and such selection will be binding on the parties. The arbitrator so selected will schedule the arbitration hearing within sixty (60) days after he or she is first selected. The parties will be permitted written discovery and one deposition each. The arbitrator will have authority to enter a binding judgment even if the parties do not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just or appropriate, provided that such remedy or relief is within the scope of this Agreement.

         All fees and expenses of the arbitration will be paid equally by the parties participating in the arbitration. At the conclusion of the arbitration, the arbitrator will award the prevailing party reasonable costs and Attorneys' Fees, including all arbitration costs. If the arbitration award is made, the prevailing party may convert the award into a judgment and execute upon that judgment.

         12. Attorneys' Fees. If any arbitration, litigation, action, suit or other proceedings is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitioner therefrom. As used in this Agreement, Attorneys' Fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         13. Amendments/Waivers. This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision.



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The consent by one party to any action for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

          14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          15. Severability. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement and, wherever possible, intent shall be given to the invalid or unenforceable provision.

          16. Entire Agreement. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

          17.  Remedies.  All  rights,  remedies,   undertakings,   obligations,
options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

          18. Assignment. Neither this Agreement, nor any interest herein, shall be assignable by Executive (voluntarily, involuntarily, by judicial process or otherwise) to any person or entity without the prior written consent of the Company. Any attempt to assign this Agreement without such consent shall be void and, at the option of the Company, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.

          19. Successors. Subject to the foregoing paragraph, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

          20. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

          21. Benefit of Agreement. This Agreement is for the sole and exclusive benefit of the signators hereto and nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable right, claim or remedy.

         22. Limitation on Actions. Any claim, dispute, controversy or action for breach relative to this Agreement must be brought and legal process or arbitration, as the case may be, initiated within one year after the cause of action for such claim first accrued or the breach first occurred, whichever is sooner.

         23. Miscellaneous. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day," "month," or "year" shall be deemed to be a reference to a calendar day, month or year, as the case may be. All cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other agreement or document.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                "EXECUTIVE"

                                By: Robert Stanley Brown
                                ------------------------
                                ROBERT STANLEY BROWN, an individual


                                "THE COMPANY"

                                MCGLEN MICRO INC.,
                                a California corporation

                                By:/s/George Lee
                                ----------------
                                George Lee,
                                Chief Executive Officer